Exhibit 99.1

HEALTH NET, INC.

AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

The purposes of this Health Net, Inc. Amended and Restated 2006 Long-Term Incentive Plan (as it may be amended or restated from time to time, the “Plan”) are to, among other things, (i) align the interests of the stockholders of Health Net, Inc., and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) advance the interests of the Company by attracting and retaining directors and employees of the Company and its subsidiaries and (iii) motivate such directors and employees to act in the long-term best interests of the Company’s stockholders.

The Board adopted the Health Net, Inc. 2006 Long-Term Incentive Plan on March 24, 2006, and it was subsequently approved by the Company’s stockholders on May 11, 2006 and amended on each of January 14, 2009, March 5, 2009, May 23, 2013 and December 4, 2013 (the “2006 Plan”). The 2006 Plan is hereby being amended and restated to incorporate each such plan amendment and to make certain additional changes. This amendment and restatement of the 2006 Plan is effective as of the Effective Date (as defined in Section 8.1 hereof).

II. DEFINITIONS

For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article II.

“Agreement” shall mean the written instrument evidencing an award hereunder, including through electronic medium, between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock which are not subject to a Restriction Period at the time of grant.

“Bonus Stock Award” shall mean an award of Bonus Stock.

“Cause” shall have the meaning ascribed thereto in any employment agreement with an Employer to which the holder of an award is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that with respect to non-employee directors, “Cause” shall mean removal by the Company’s stockholders for cause; provided, further, that with respect to all holders (including employees and non-employee directors), “Cause” shall mean only a felony conviction for fraud, misappropriation or embezzlement, regardless of whether the holder has an employment or service agreement with an Employer or the Company, if the holder’s employment or service termination occurs on or within 24 months after a Change in Control.

“Change in Control” shall have the meaning set forth in Section 8.9(e).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof that, in each case, consists solely of one or more members of the Compensation Committee; provided, that to the extent required by applicable law, regulation or listing standard, each member of the Compensation Committee (or subcommittee thereof) shall qualify as an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual. Notwithstanding the foregoing, the Committee may delegate some or all of its power and authority pursuant to Section 3.2(b) hereof to the extent permitted by applicable law.

“Common Stock” shall mean the Common Stock, $.001 par value, of the Company and any other equity security into which the Common Stock is converted by reason of a recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares or other similar change in capitalization or similar event.

“Company” shall mean Health Net, Inc., a Delaware corporation, or any successor thereto.

“Disability” shall mean the termination of employment or service of a Participant due to such individual’s inability, as determined solely by the Committee, to substantially perform such Participant’s duties and responsibilities for a continuous period of at least six months, provided, however, that in the case of awards which are subject to the provisions of Section 409A of the Code, the existence of Disability shall be determined in accordance with such section and the regulations and guidance promulgated thereunder from time to time and in the case of Incentive Stock Options, Disability shall mean permanent and total disability determined in accordance with Section 422 of the Code and the regulations and guidance promulgated thereunder from time to time.

“Employer” shall mean the Company or any Subsidiary.

“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding awards.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing price of a share of Common Stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions list for the date as of which such value is being determined or, if there shall be no reported transaction for such date or if such date is not a trading day, on the next immediately preceding date for which a transaction was reported or which was a trading day; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute, and designated as, an Incentive Stock Option.

“Mature Shares” shall mean previously acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months (or such shorter period as the Committee may permit, provided that the Company will not be required to recognize any increased compensation expense under applicable accounting principles in connection with its receipt of such shares hereunder) or (ii) has purchased on the open market.

“Merger” shall mean any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving or resulting parent corporation immediately after the merger.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Participants” shall mean those individuals described in Section 3.1.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option, (ii) as a condition to the grant of a Stock Award or a Restricted Stock Unit Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or a Performance Award, of the shares of Common Stock subject to such award or the cash amount payable with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, such criteria and objectives shall include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; total shareholder return over a specified period of time (which may be relative to a peer group); earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; member retention; net income (either before or after taxes); operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic or other business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such criteria, objectives and goals may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, reportable segments, divisions, or operating units) or the past or current performance of other companies or indices (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time prior to or within the Performance Period. The Committee, in its sole discretion, may provide at the time of grant that one or more objectively determinable adjustments shall be made to one or more of the Performance Measures or performance goals. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established in writing by the Committee prior to or no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. Subject to Section 162(m) of the Code with respect to an award that is intended to be qualified performance-based compensation, the Committee, in its sole discretion at any time on or prior to the date the Committee determines the achievement of the Performance Measures or performance goals or other terms and conditions, may amend or adjust the Performance Measures or performance goals of an outstanding award in its sole discretion, including without limitation, in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to an award shall be measured.

“Performance Award” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive payment in cash or in shares of Common Stock of a specified amount. Performance Awards may or may not be granted with dividend equivalent rights.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock.

“Restricted Stock Unit” shall mean a right which entitles the holder thereof to receive, upon vesting, shares of Common Stock, cash, or a combination thereof, with an aggregate value equal to the Fair Market Value of one share of Common Stock on the date of vesting. Restricted Stock Units may or may not be granted with dividend equivalent rights.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units.

“Restriction Period” shall mean any period designated by the Committee during which (i) Common Stock subject to a Restricted Stock Award shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award or (ii) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock Award” shall mean a Restricted Stock Award or a Bonus Stock Award.

“Subsidiary” shall mean any entity other than the Company in an unbroken chain of entities beginning with the Company if, at the time of reference, each of the entities other than the last entity in the unbroken chain beneficially owns securities or interests representing at least 50 percent of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

“Tax Date” shall have the meaning set forth in Section 8.6.

“Ten Percent Holder” shall have the meaning set forth in Section 4.2(a).

III. ELIGIBILITY AND ADMINISTRATION

3.1 Eligibility. Participants in the Plan shall consist of non-employee directors of the Company and employees of an Employer as the Board or Committee in its sole discretion may select from time to time (“Participants”). The Board or Committee’s selection of an individual to participate in the Plan at any time shall not require the Board or Committee to select such individual to participate in the Plan at any other time. For purposes hereof, a non-employee director shall be a member of the Board who is not an employee of the Company or any of its Subsidiaries.

3.2 Administration.

(a) In General.

(i) The Plan shall be administered by the Committee. The Committee may grant to Participants any one or a combination of the following awards under the Plan: (1) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options, (2) Stock Awards in the form of Restricted Stock or Bonus Stock, (3) Restricted Stock Unit Awards and (4) Performance Awards. The Committee shall, subject to the terms of the Plan, select Participants for participation in the Plan and determine the form, amount and timing of each award to such individuals and, if applicable, the number of shares of Common Stock subject to such an award, the number of Restricted Stock Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.

(ii) The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action with respect to an award such that (1) any or all outstanding options shall become vested and exercisable in part or in full, (2) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (3) all or a portion of the Performance Period applicable to any outstanding award shall lapse, and (4) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.

(iii) The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan, make any determinations necessary or desirable to effectuate the purposes of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, determinations and conditions shall be final, binding and conclusive.

(iv) Notwithstanding anything in the Plan to the contrary, the functions of the Committee as set forth herein shall be performed by the Board with respect to Participants who are non-employee directors.

(b) Delegation. To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority hereunder to such executive officer or officers of the Company or such member or members of the Committee as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority (i) with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding, to the extent an award is intended to be qualified performance-based compensation under Section 162(m), (ii) with regard to the grant of an award to an officer or other person subject to Section 16 of the Exchange Act (or decisions concerning the timing, pricing or amount of an award to such an officer or other person), or (iii) to the extent any other law, regulation or listing standard requires that such power or authority be exercised by the Committee as a whole.

(c) Indemnification. No member of the Board or Committee, nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and the Committee and any such executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation or By-laws, and under any directors’ and officers’ liability insurance of the Company that may be in effect from time to time.

3.3 Shares Available. Subject to Section 3.5 and subject to adjustment as provided in Section 8.8, 18,050,000 shares of Common Stock shall be available for issuance under the Plan, which number shall be increased by the amount of shares of Common Stock that are subject to awards under the Health Net, Inc. 2005 Long-Term Incentive Plan (which shall be deemed to include shares subject to or issued pursuant to awards under the Health Net, Inc. 2002 Stock Option Plan or the Health Net, Inc. 1997 Stock Option Plan) which remain unissued upon the expiration, termination, cancellation or forfeiture of such award or the settlement of such award in cash. To the extent that shares of Common Stock subject to an outstanding award under this Plan are not issued or delivered by reason of the (i) expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash (or the determination of the settlement of such award in cash, whether made on the date of grant or at a later date), then such shares of Common Stock shall again be available for issuance under the Plan. Subject to adjustment as provided in Section 8.8, the total number of shares of Common Stock available for issuance under this Plan for Incentive Stock Option Awards shall not exceed 350,000 shares of Common Stock. Shares of Common Stock shall be made available for issuance under this Plan from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof. For the avoidance of doubt, shares of Common Stock actually or constructively (i.e., by attestation) tendered or withheld in satisfaction of the Participant’s exercise price or tax obligations shall not be made available again for issuance under the Plan.

3.4 Individual and Director Limitations.

(a) Subject to the provisions of Section 8.8, the total number of shares of Common Stock subject to awards (including awards that may be payable in cash but denominated as shares of Common Stock), awarded to any Participant shall not exceed 3,000,000 shares during the term of the Plan.

(b) Subject to the provisions of Section 8.8, and notwithstanding any provision in the Plan to the contrary, the maximum aggregate grant date fair value of awards that may be granted to any non-employee director of the Company during any calendar year shall be $550,000.

3.5 Effect of Awards. The grant of any award other than an option shall, for purposes of Section 3.3, reduce the number of shares of Common Stock available for issuance under the Plan by 1.75 shares of Common Stock for each such share actually subject to the award. The grant of an option shall be deemed, for purposes of Section 3.3, as an award of one share of Common Stock for each such share actually subject to the award, and the exercise of an option shall be treated for purposes of Section 3.3 as an issuance of the full number of shares of Common Stock subject to the option. In the event that an award expires, terminates, or is cancelled, forfeited or settled in cash, the number of shares of Common Stock deemed subject to such award under this Section 3.5 as of the date of grant (or the portion thereof that expired, terminated or was cancelled, forfeited or settled in cash) shall again become available under the Plan.

IV. STOCK OPTIONS

4.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such Participants as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any subsidiary corporation as defined in section 424 of the Code and the regulations thereunder) exceeds $100,000 (or any other applicable dollar limitation established under the federal tax laws), such options shall constitute Nonqualified Stock Options.

4.2 Terms of Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Number of Shares and Exercise Price. The number of shares of Common Stock subject to an option and the exercise price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the exercise price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to an employee who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any subsidiary corporation as defined in section 424 of the Code and the regulations thereunder) (a “Ten Percent Holder”), then the exercise price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required under the Code in order to constitute an Incentive Stock Option.

(b) Exercise Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option or Nonqualified Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which must be satisfied as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or noncumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock. For options granted on or after May 21, 2009, no Incentive Stock Option or Nonqualified Stock Option shall be exercised later than seven years after its date of grant; provided, however, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) and (ii) by executing such documents, including through electronic medium, and taking any other actions as the Company may reasonably request. Unless the Committee in its sole discretion determines to limit the available methods of exercise, payments by any optionee with respect to any options granted under the Plan shall be made: (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate exercise price payable by reason of such exercise, (C) by the Company withholding whole shares of Stock which would otherwise be delivered having a Fair Market Value, determined as of the date of exercise, equal to the aggregate exercise price payable by reason of such exercise, (D) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case, except as otherwise set forth in the Agreement relating to the option. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. In the event the Company rounds up and withholds or takes delivery of a whole share of Common Stock in order to satisfy the exercise price obligation in respect of the exercise price of any option, the Company shall either refund an amount in cash to optionee or apply an amount to the payment of withholding taxes, as described in Section 8.6, in the Committee’s sole discretion, which amount shall equal the difference between the Fair Market Value of the whole share of Common Stock withheld or delivered to satisfy the exercise price obligation, less the Fair Market Value of such fractional share of Common Stock required to satisfy the exercise price obligation. The Company shall not be required to deliver certificates or make any book entries representing shares of Common Stock until the Company has confirmed the receipt of good and available funds in payment of the aggregate exercise price therefor and any withholding taxes thereon, as described in Section 8.6.

4.3 Termination of Employment or Service.

(a) In General. Subject to Section 8.10, and Section 4.3(b) below in the case of an Incentive Stock Option, all of the terms relating to the exercise, cancellation or other disposition of an option in the event the holder of such option is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option and shall be specified in the Agreement relating to such option.

(b) Incentive Stock Options. Each Incentive Stock Option held by an optionee who ceases to be employed by any Employer by reason of Disability or death shall be exercisable only to the extent that such option is exercisable on the date of such optionee’s termination of employment. In the case of the optionee’s Disability, the option may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the effective date of such optionee’s termination of employment by reason of Disability or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. In the case of the optionee’s death, the option may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee’s estate or, if none, the person to whom the optionee’s rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such other period as the Committee may specify in the Agreement) after the date of such optionee’s death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

Each Incentive Stock Option held by an optionee who ceases to be employed by any Employer for any reason other than Disability or death shall be exercisable only to the extent such option is exercisable on the effective date of such optionee’s termination of employment, and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) for a period of three months after the effective date of such optionee’s termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter.

If an optionee dies during the exercise period specified in the Agreement evidencing the award of such option following the termination of the optionee’s employment by reason of Disability, or if the optionee dies during the three-month period following termination of employment for any reason other than death or Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee’s death and may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee’s estate or, if none, the person to whom the optionee’s rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

(c) No Repricing of Stock Options. Notwithstanding any other provision of the Plan, except (x) as permitted by Section 8.8 (or an exemption therefrom) or (y) with the approval of the Company’s stockholders, (i) in no event may any option be modified by reducing its exercise price, (ii) in no event may any option be cancelled and replaced with a new option with a lower exercise price, and (iii) in no event may any option be cancelled in exchange for cash or another grant when the option per share exercise price exceeds the Fair Market Value of the underlying share of Common Stock.

V. STOCK AWARDS

5.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such Participants as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

5.2 Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable, including such terms as the Committee may determine with respect to dividends payable in respect of shares of Common Stock subject to such Stock Award.

(a) Number of Shares and Other Terms. The Committee shall determine the number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award. The Committee may determine that the grant of a Stock Award is contingent upon the satisfaction of one or more Performance Measures. In the case of a Restricted Stock Award, the Committee shall determine the price, if any, to be paid by the holder for each share of Restricted Stock subject to the award.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of the shares of Common Stock subject to such award (x) if specified Performance Measures are satisfied during the specified Restriction Period or (y) if the holder of such award remains continuously in the employment or service of any one or more Employers through the specified Restriction Period and satisfies any other applicable conditions and (ii) for the forfeiture of all or a portion of the shares of Common Stock subject to such award (v) if specified Performance Measures are not satisfied during the specified Restriction Period or (w) if the holder of such award does not remain continuously in the employment or service of any one or more Employers through the specified Restriction Period or does not satisfy any other applicable conditions. Bonus Stock Awards shall not be subject to any Restriction Periods.

(c) Share Certificates. During the Restriction Period, at the Company’s sole discretion, the shares of Common Stock subject to a Restricted Stock Award either (i) shall be held by the Company in book entry form, with the restrictions on the shares duly noted, or (ii) shall be represented by a certificate or certificates registered in the holder’s name, which may bear a legend, in addition to any legend which may be required pursuant to Section 8.7, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company or its agent, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable conditions), or upon the grant of a Bonus Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 8.6, at Company’s sole discretion, either (i) a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or (ii) a notation of noncertificated shares shall be made on the stock records of the Company.

(d) Rights With Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award and the Plan, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends or other distributions and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a dividend or distribution with respect to shares of Common Stock, other than a regular cash dividend or any other distribution as the Committee may in its sole discretion designate, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or distribution was made. Any such dividends and distributions on deposit with the Company shall not be required to be segregated in separate accounts and shall not bear interest. Notwithstanding the foregoing, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

5.3 Termination of Employment or Service. Subject to Section 8.10, all of the terms relating to the termination of the Restriction Period or other conditions relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award in the event the holder of such Restricted Stock Award is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be specified in the Agreement relating to such Restricted Stock Award.

VI. RESTRICTED STOCK UNIT AWARDS

6.1 Restricted Stock Unit Awards. The Committee may, in its discretion, grant Restricted Stock Unit Awards to such Participants as may be selected by the Committee. Each Restricted Stock Unit shall contain terms and conditions that are exempt from or that comply with the provisions of Section 409A of the Code and shall be interpreted in a manner so as to be exempt from or comply with such section.

6.2 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Number of Restricted Stock Units and Other Terms. The Committee shall determine the number of Restricted Stock Units subject to a Restricted Stock Unit Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Unit Award.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of such award (w) if specified Performance Measures are satisfied or met during the specified Restriction Period or (x) if the holder of such award remains continuously in the employment of or service to any one or more Employers during the specified Restriction Period and satisfies any other applicable conditions and (ii) for the forfeiture of all or a portion of such award (y) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (z) if the holder of such award does not remain continuously in the employment of or service to any one or more Employers during the specified Restriction Period or does not satisfy any other applicable conditions.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award (i) shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Notwithstanding the foregoing, dividend equivalents with respect to a Restricted Stock Unit Award with performance-based vesting that are based on dividends paid prior to the vesting of such Restricted Stock Unit Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Restricted Stock Unit Award vests. Prior to the settlement of a Restricted Stock Unit Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

6.3 Termination of Employment or Service. Subject to Section 8.10, all of the terms relating to the termination of a Restricted Stock Unit Award, or any cancellation or forfeiture of such Restricted Stock Unit Award in the event the holder of such Restricted Stock Unit Award is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be specified in the Agreement relating to such Restricted Stock Unit Award.

VII. PERFORMANCE AWARDS

7.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such Participants as may be selected by the Committee.

7.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Amount of Performance Award, Performance Measures and Performance Period. The Committee shall determine the amount of a Performance Award and the Performance Measures and Performance Period applicable to such award.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of such award if specified Performance Measures are satisfied or met during the specified Performance Period and any other applicable conditions are satisfied and (ii) for the forfeiture of all or a portion of such award if specified Performance Measures are not satisfied or met during the specified Performance Period or any other applicable conditions are not satisfied.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Notwithstanding the foregoing, dividend equivalents with respect to a Performance Award that are based on dividends paid prior to the vesting of such Performance Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Performance Award vests. Prior to the settlement of a Performance Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

7.3 Termination of Employment or Service. Subject to Section 8.10, all of the terms relating to the termination of a Performance Award, or any cancellation or forfeiture of such Performance Award in the event the holder of such Performance Award is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be specified in the Agreement relating to such Performance Award.

VIII. GENERAL

8.1 Effective Date and Termination of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan may be suspended or terminated at any time or from time to time by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination. In no event may any Incentive Stock Option be granted under the Plan after the 10th anniversary of the date the Plan is adopted by the Board.

For the avoidance of doubt, in the event that the Plan is not approved by the stockholders of the Company within twelve months of the date the Board adopts the Plan, the 2006 Plan shall continue to operate in accordance with its terms.

8.2 Amendments; Restatements. The Board may amend or restate the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 422 of the Code; provided, however, that no amendment or restatement shall be made without stockholder approval if required by applicable law or the rules of any exchange on which the Common Stock is listed. No amendment or restatement may impair the rights of a holder of an outstanding award without the consent of such holder.

8.3 Agreement. Each award under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed, including through electronic medium, by a duly authorized representative of the Company and the recipient of such award. Each award under the Plan shall be subject to forfeiture if the Agreement evidencing such award is not executed, including through electronic medium, by the recipient and delivered to the Company. An Agreement may be modified or amended at any time by the Committee, provided that no modification or amendment may adversely affect the rights of the holder of the award evidenced by the Agreement without the holder’s consent.

8.4 Designation of Beneficiaries. Each Participant may designate a beneficiary or beneficiaries with respect to each of his or her awards by executing, including through electronic medium, and filing with the Company during his or her lifetime a written beneficiary designation on a form prescribed by the Committee. The Participant may change or revoke any such designation by executing, including through electronic medium, and filing with the Company during his or her lifetime a new beneficiary designation. If all designated beneficiaries predecease the individual or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the individual’s death, or if the individual fails to designate a beneficiary, then the following persons in the order set forth below shall be the individual’s beneficiaries:

(i) Participant’s spouse, if living; or if none,

(ii) Participant’s then living descendants, per stirpes; or if none,

(iii) Participant’s estate.

8.5 Transferability of Awards. No Incentive Stock Option shall be transferable other than pursuant to a beneficiary designation effective on the optionee’s death. No other award shall be transferable other than (a) pursuant to a beneficiary designation effective on the holder’s death or (b) as permitted by the Committee, provided, however, that in no event shall an award be transferred to a third party for consideration. Each option may be exercised during the optionee’s or holder’s lifetime only by the optionee or holder (or the optionee’s or holder’s legal representative). Except as permitted by the preceding sentences, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award in violation of this Plan, such an award and all rights thereunder shall immediately become null and void.

8.6 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. Unless the Committee in its sole discretion determines to limit the available methods of payment of such taxes, payments by any award holder with respect to any awards granted under the Plan shall be made by any of the following means: (A) a cash payment to the Company, (B) the Company withholding whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, equal to the minimum amount necessary to satisfy any such obligation, (C) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, to the extent legally permissible, a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C); in each case, except as otherwise set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Notwithstanding the foregoing sentence, in the event the Company rounds up and withholds or delivers a whole share of Common Stock in order to satisfy such tax obligation in respect of any Award, the Company shall refund an amount in cash to the holder of the Award, which amount shall equal the difference between the Fair Market Value of the whole share of Common Stock withheld or delivered to satisfy such tax obligation, less the Fair Market Value of such fractional share of Common Stock required to satisfy such tax obligation.

8.7 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that any book entries or certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act and the rules and regulations thereunder.

8.8 Adjustment.

(a) In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, other than an Equity Restructuring, the aggregate number and kind of securities available under the Plan, the maximum number and kind of securities with respect to which stock options, Stock Awards, Restricted Stock Unit Awards or Performance Awards may be granted to any person, the manner in which any award other than an option will be counted, the number and kind of securities or property subject to each outstanding stock option and the exercise price per security, the terms and conditions of each outstanding stock option, Stock Award, Restricted Stock Unit Award, and Performance Award (in each case, including without limitation any applicable Performance Measures or performance goals or targets with respect thereto), and the number and kind of securities or property subject to each outstanding Stock Award, Restricted Stock Unit Award or Performance Award and the purchase price, if any, per security, may be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options without an increase in the aggregate exercise price or base price. The decision of the Committee regarding any such adjustment or action shall be final, binding and conclusive. If any such adjustment or action would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded, or (ii) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of (A) the Fair Market Value on such vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

(b) In the event of any transaction or event described in Section 8.8(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable law or applicable accounting standards, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any stock option, Stock Award, Restricted Stock Unit Award or Performance Award under the Plan, to facilitate such transactions or events or to give effect to such changes in applicable law or applicable accounting standards:

(i) To provide for the termination of any outstanding stock option, Stock Award, Restricted Stock Unit Award or Performance Award in exchange for an amount of cash, rights and/or other property with a value, as of the date of the occurrence of the transaction or event, equal to the amount that would have been attained upon the exercise of such award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 8.8 the Committee determines in good faith that no amount would have been attained upon the exercise of such award or realization of the Participant’s rights, then such award may be terminated by the Company without payment);

(ii) To provide that any outstanding stock option, Stock Award, Restricted Stock Unit Award or Performance Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Committee;

(iii) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding awards and awards which may be granted in the future;

(iv) To provide that any award under the Plan shall be exercisable or payable or fully vested with respect to all shares of Common Stock covered thereby, notwithstanding anything to the contrary in the Plan or Agreement;

(v) To replace any award with other rights or property selected by the Committee; and/or

(vi) To provide that the award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 8.8(a) and 8.8(b):

(i) The number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Committee shall make such equitable adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of securities that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.3 on the maximum number and kind of securities which may be issued under the Plan, adjustments of the maximum number and kind of securities with respect to which stock options, Stock Awards, Restricted Stock Unit Awards or Performance Awards may be granted to any person and adjustments of the manner in which any award other than an option will be counted). The adjustments provided under this Section 8.8(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(iii) If any adjustment or action would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of (A) the Fair Market Value on such vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

(d) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Committee, in its sole discretion, may refuse to permit the exercise of any award during a period of up to thirty (30) days prior to the consummation of any such transaction.

(e) The terms and/or existence of the Plan, any Agreement and the awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of stock options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.9 Treatment of Awards upon Change in Control.

(a) General. Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Committee elects to terminate an award in exchange for cash, rights or property pursuant to Section 8.8 above, (A) an award granted under the Plan (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Agreement and, in the absence of applicable terms and conditions, the Committee’s discretion. In the event an award granted under the Plan continues in effect or is assumed or an equivalent award substituted, and (A) a Participant’s employment is terminated on or within the two-year period following the Change in Control either by the Company without Cause or by the Participant under circumstances which entitle the Participant to Change in Control severance benefits under an effective employment agreement or award agreement between the Participant and the Employer or under the Company’s Safety Net Security Program, Severance Policy or their successor plans or programs (which, solely for the purposes of this paragraph, shall in no event include a right of Participant to voluntarily terminate employment without good reason or without a deemed constructive termination) or (B) a Company’s non-employee director’s service on the Board is involuntarily terminated without Cause on or within the two-year period following the Change in Control, then such Participant shall be fully vested in such continued, assumed or substituted award.

(b) Non-Assumption or Non-Substitution of Awards. In the event that the successor corporation in a Change in Control refuses to assume or substitute for an award granted under the Plan, the Committee may cause (i) any or all of such award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 8.8(b)(i) or (ii) any or all of such award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such award to lapse. If any such award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall notify the Participant that such award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such award shall terminate upon the expiration of such period.

(c) Determination of Assumption. For the purposes of this Section 8.9, an award granted under the Plan shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each share of Common Stock subject to the award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the award, for each share of Common Stock subject to an award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(d) Discretion. The Committee, in its sole discretion, may include such further provisions and limitations in any award, Agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e) Definition of Change in Control. A “Change in Control” shall mean the occurrence of any of the following events:

(i) Consummated Transaction. Consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a Merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the liquidation or dissolution of the Company;

(ii) Control Purchase. The purchase by any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by an Employer) of any Common Stock of the Company (or securities convertible into the Company’s Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board and, after such purchase, such person shall be the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Section (d) of such Rule 13d-3 in the case of rights to acquire the Company’s securities); and

(iii) Board Change. A change in the composition of the Board during any period of two consecutive years, such that individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any award (or any portion of an award) that provides for the deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsections (i)-(iii) with respect to such award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided, that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation. Notwithstanding the occurrence of any of the foregoing events described in clause (i), (ii) or (iii) of Section 8.9(e) above that would otherwise result in a Change in Control, the Board may determine in its sole discretion, if it deems it to be in the best interest of the Company and its stockholders, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control; provided, that, such determination shall be effective only if it is made by the Board either (A) at any time prior to the occurrence of an event or events that otherwise would be a Change in Control, or (B) at any time after the occurrence of such event or events; provided, that, in the case of this clause (B), the individuals serving on the Board making such determination are comprised of a majority of Continuing Directors; provided, further, that no action described in this paragraph shall be authorized with respect to an award to the extent it would cause such award to fail to be exempt from or comply with Section 409A of the Code. For purposes of the foregoing, “Continuing Director” means any individual who is serving as a director on the Board immediately prior to the event or events constituting a Change of Control and any new director serving as a director on the Board after such time who was approved by a vote of at least two-thirds of the directors then still in office who were directors immediately prior to such event or events.

The Agreement evidencing awards granted under the Plan may contain such provisions limiting the acceleration of the exercisability of options and the acceleration of the vesting of awards as provided in this Section as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock, cash or other property received by the holder from the Company.

8.10 Termination of Employment or Service.

(a) Acceleration of Exercisability or Vesting. Notwithstanding any provisions to the contrary in an Agreement, if the employment or service of the holder of an award shall terminate for any reason (including, without limitation, the holder’s death, Disability, retirement, resignation or voluntary termination other than for Cause as determined by the Committee in its sole discretion), the Committee may determine the following, subject to such action not causing a violation of Section 409A of the Code:

(i) Any Restriction Period applicable to any Restricted Stock Award or Restricted Stock Unit Award shall be deemed to have expired upon the holder’s termination of employment or service, and all Restricted Stock or Restricted Stock Unit Awards subject to such award shall become vested;

(ii) Any option shall become vested and exercisable in full upon the holder’s termination of employment or service;

(iii) All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to an award shall be deemed to be satisfied.

(b) Termination By Company For Cause. If the employment or service of a holder of a Performance Award, Restricted Stock Award or Restricted Stock Unit Award shall terminate for Cause, then all Performance Awards, Restricted Stock Awards and Restricted Stock Unit Awards shall be forfeited immediately on the effective date of such holder’s termination of employment or service. If the employment or service of a holder of an option shall terminate for Cause, all options held by such holder shall immediately terminate and be canceled on the effective date of such holder’s termination of employment or service.

(c) General. For purposes of the Plan, a leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of an Employer.

8.11 No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by any Employer or service as a director or affect in any manner the right of an Employer to terminate the employment of any person at any time without liability hereunder.

8.12 Rights As Stockholder. Subject to Section 5.2(d), no person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

8.13 Section 409A Compliance. Awards under the Plan are intended to be exempt from or comply with Section 409A of the Code and all awards shall be interpreted in accordance with such section and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any award may not be or is not exempt from or may or does not comply with Section 409A of the Code, the Company may, but is not obligated to, adopt such amendments to the Plan and/or the affected Award (without Participant consent) and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), and/or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt any award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to award, or (ii) comply with the requirements of Section 409A of the Code.

8.14 Non-Exclusivity. The Plan shall not be construed as creating any limitations on the Company or the Committee to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awards of either shares of Common Stock or cash to any individual.

8.15 Governing Law. The Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

8.16 Forfeiture and Claw-Back Provisions. All awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any award or upon the receipt or resale of any Common Stock underlying the award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable award agreement.

8.17 Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 8.9, 8.10 and 3.2(a)(ii) of the Plan, awards granted on or after May 8, 2015 shall vest no earlier than the first anniversary of the date the award is granted.